Exhibit 99.1

This news release contains forward-looking statements, including those regarding our anticipated financial results for our fiscal quarter, the timely completion of our assessment of our goodwill for impairment and the results of such assessment, the strength of our liquidity and balance sheet, the advantages of such strengths in the current market environment, our focus on controlling our capital, reducing costs and refining our value proposition, our financial performance at such time as end markets stabilize and the economic recovery cycle begins, our ability to cut costs and restructure our operations, the effect of this cost cutting and restructuring on our ability to meet the demands of our customers, the anticipated outlook for our business and our currently expected third quarter fiscal year 2009 net revenue, core operating margin and earnings results and components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our second fiscal quarter that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein, including the timing and results of our assessment of our goodwill for impairment; our financial performance during and after the current economic conditions; our ability to maintain and improve liquidity; risks and costs inherent in litigation, including any pending or future litigation relating to our past stock option grants, the restatement of our financial statements as a result of the evaluation of our historical stock option practices or any declines on the price of our stock; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to successfully address the challenges associated with integrating our acquisition of Green Point; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2008, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Jabil Reports Quarterly Results & Provides Outlook

Healthy Free Cash Flow Tops $250 Million

St. Petersburg, FL – March 24, 2009…Jabil Circuit, Inc. (NYSE: JBL), today reported its preliminary, unaudited financial results for the company’s second quarter of fiscal year 2009, ended February 28, 2009 and provided an outlook for the company’s next quarter. “In a challenging environment we produced cash flow from operations of $343 million for the quarter, resulting in free cash flow that exceeded our expectation,” said President and CEO Timothy L. Main.

(Definitions used: “GAAP” means generally accepted accounting principles in the United States of America. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges and distressed customer charges. Jabil defines core operating margin as core operating income divided by net revenue. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, distressed customer charges, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information.)

Second Quarter 2009

Net revenue for the second fiscal quarter of fiscal 2009 decreased 5.6 percent to $2.9 billion compared to the same period of fiscal 2008.

Preliminary GAAP operating income (loss) for the second quarter of fiscal 2009 was a loss of $0.5 million compared to income of $1.6 million for the same period of fiscal 2008. Preliminary GAAP net

Jabil Earnings Release

March 24, 2009

loss for the second quarter of fiscal 2009 increased 75 percent to a loss of $42.1 million compared to a loss of $24.0 million for the same period in fiscal 2008. Preliminary GAAP diluted loss per share for the second quarter of fiscal 2009 increased 67 percent to a loss per share of $0.20 compared to a loss per share of $0.12 for the same period of fiscal 2008. The preceding preliminary GAAP results are subject to further potential change pending the Company’s completion of its review of goodwill for potential impairment and resulting deferred tax valuation allowance charges this fiscal quarter. See below for additional discussions.

Core operating income for the second quarter of fiscal 2009 decreased 25 percent to $51.2 million or 1.8 percent of net revenue compared to $67.8 million or 2.2 percent of net revenue for the second quarter of fiscal 2008. Core earnings decreased 35 percent to $27.3 million compared to $42.0 million for the second quarter of fiscal 2008. Core earnings per share decreased 35 percent to $0.13 per diluted share for the period compared to $0.20 for the second quarter of fiscal 2008.

Sequential Second Quarter 2009

Operational and Balance Sheet Highlights

•	Cash flow from operations for the quarter was approximately $343 million.

•	Sales cycle was 20 days for the second quarter of fiscal 2009.

•	Annualized inventory turns were constant at eight turns for the quarter.

•	Capital expenditures for the quarter were approximately $70 million.

•	Depreciation for the quarter was approximately $67 million.

•	Cash and cash equivalent balances were approximately $775 million at the end of the quarter.

•	Core Return on Invested Capital was 6.4 percent for the quarter.

•	A $0.07 dividend was paid on March 2, 2009.

Potential Goodwill Impairment

Due to further deterioration of the macro-economic environment and the continued decline in the price of the Company’s common stock resulting in a sustained market capitalization below the Company’s net book value, the Company has determined that an indicator of potential goodwill impairment is present for its second fiscal quarter. Accordingly, the Company has commenced performing a goodwill impairment analysis using the two-step approach as required under Statement on Financial Accounting Standards, No. 142 “Goodwill and Other Intangible Assets”. The Company currently anticipates having such analysis completed in early April. In the event that the Company determines that its goodwill is impaired in whole or part, a non-cash charge, which is likely to be significant and would further increase reported GAAP net loss and loss per share for the fiscal second quarter of 2009. The potential impairment charge may also result in significant deferred tax valuation allowance charges. The goodwill balance that would be subject to such assessment of impairment as of February 28, 2009 is approximately $721.3 million and the net deferred tax asset balance that would be subject to impairment as of February 28, 2009 is approximately $184.2 million. The non-cash charge, if any, would not impact the non-GAAP financial information presented in this press release.

Business Update

“Liquidity and balance sheet strength are key advantages in this market environment,” said President and CEO Timothy L. Main. “We will continue to focus on controlling our capital, reducing costs and refining our value proposition. When end-markets stabilize and recovery begins, we will be ready with an outstanding, well-funded solution for a growing marketplace,” he said. As of the end of its second fiscal quarter of 2009, Jabil has approximately $775 million in cash and $800 million available under a five-year revolving credit facility expiring in 2012. Main noted that the Company is aggressively cutting costs and is restructuring its operations to meet the changing demands of its customers.

M O R E

Jabil Earnings Release

March 24, 2009

Jabil management said end-markets remain difficult with limited visibility, and as a result, the Company thought it was prudent to take a conservative position regarding third quarter guidance. Jabil said it expects its net revenue for its third fiscal quarter of 2009 to be in a range from $2.5 billion to $2.7 billion, with estimated core operating income in a range from zero to $40.0 million. Jabil said its core earnings per share for its third quarter of fiscal 2009 are anticipated to range from a loss of $0.08 to earnings of $0.08 per diluted share. GAAP earnings per share are expected to be in a range from a loss of $0.23 to a loss of $0.07 per diluted share. (GAAP loss per share for the third quarter of fiscal 2009 is currently estimated to include $0.03 per share for amortization of intangibles; $0.06 per share for stock-based compensation and related charges; and $0.06 per share for restructuring.)

Supplemental Information

The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, distressed customer charges and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core operating margin, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information

Jabil will hold a conference call to discuss the second fiscal quarter 2009 earnings today at 4:30 p.m. ET live on the Internet at http://jabil.com. The earnings conference call will be recorded and archived for playback on the web at http://jabil.com. A taped replay of the conference call will also be available March 24, 2009 at approximately 7:30 p.m. ET through midnight on March 31, 2009. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is 90764395. An archived webcast of the conference call will be available at http://jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 22 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

M O R E

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	February 28, 2009	August 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$774,936	$772,923
Accounts receivable, net	1,138,598	1,475,530
Inventories	1,403,588	1,528,862
Prepaid expenses and other current assets	301,247	293,070
Income tax receivable	26,719	24,535
Deferred income taxes	38,512	44,217

Total current assets	3,683,600	4,139,137

Property, plant and equipment, net	1,371,370	1,392,479
Goodwill and intangible assets, net	867,730	1,291,945
Deferred income taxes	152,344	155,508
Other assets	44,338	53,068

Total assets	$6,119,382	$7,032,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and long-term lease obligations	$172,948	$269,937
Accounts payable	1,885,142	2,218,969
Accrued expenses	577,056	529,839
Income taxes payable	28,842	25,897
Deferred income taxes	782	2,998

Total current liabilities	2,664,770	3,047,640

Notes payable, long-term debt and long-term lease obligations, less current installments	1,069,716	1,099,473
Noncurrent income tax liability	85,424	81,044
Deferred income taxes	5,924	9,409
Other liabilities	66,980	71,442

Total liabilities	3,892,814	4,309,008

Minority interest	7,309	7,404

Stockholders’ equity:
Common stock	215	215
Additional paid-in capital	1,432,988	1,406,378
Retained earnings	862,584	1,210,417
Accumulated other comprehensive income	126,389	301,401
Treasury stock	(202,917)	(202,686)

Total stockholders’ equity	2,219,259	2,715,725

Total liabilities and stockholders’ equity	$6,119,382	$7,032,137

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
Net revenue	$2,887,400	$3,058,613	$6,269,909	$6,426,560
Cost of revenue	2,731,854	2,870,708	5,890,650	5,998,941

Gross profit	155,546	187,905	379,259	427,619

Operating expenses:
Selling, general and administrative	111,053	124,910	242,715	241,060
Research and development	5,754	9,863	11,409	16,375
Amortization of intangibles	7,673	9,722	15,708	18,577
Restructuring and impairment charges	31,524	41,789	32,145	51,076
Goodwill impairment charges	—	—	317,700	—

Operating income (loss)	(458)	1,621	(240,418)	100,531

Interest, net and other	19,014	23,879	42,805	50,897

Income (loss) before income taxes	(19,472)	(22,258)	(283,223)	49,634

Income tax expense	23,125	3,102	35,488	12,733

Minority interest, net of tax	(511)	(1,315)	(768)	(1,055)

Net income (loss)	$(42,086)	$(24,045)	$(317,943)	$37,956

Earnings (loss) per share:
Basic	$(0.20)	$(0.12)	$(1.54)	$0.19

Diluted	$(0.20)	$(0.12)	$(1.54)	$0.18

Common shares used in the calculation of Earnings (loss) per share:
Basic	206,711	205,082	206,557	204,866

Diluted	206,711	205,082	206,557	206,452

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
Operating income (loss) (GAAP)	$(458)	$1,621	$(240,418)	$100,531
Amortization of intangibles	7,673	9,722	15,708	18,577
Stock-based compensation and related charges	5,187	14,714	20,005	19,745
Restructuring and impairment charges	31,524	41,789	32,145	51,076
Goodwill impairment charges	—	—	317,700	—
Distressed customer charges	7,256	—	7,256	—

Core operating income (Non-GAAP)	$51,182	$67,846	$152,396	$189,929

Net income (loss) (GAAP)	$(42,086)	$(24,045)	$(317,943)	$37,956
Amortization of intangibles, net of tax	8,804	9,415	14,357	15,299
Stock-based compensation and related charges, net of tax	3,503	14,157	14,113	15,788
Restructuring and impairment charges, net of tax	40,751	42,457	41,214	47,517
Goodwill impairment charges, net of tax	(1,359)	—	320,718	—
Distressed customer charges, net of tax	6,408	—	6,408	—
Deferred tax valuation allowance charges	11,244	—	11,244	—

Core earnings (Non-GAAP)	$27,265	$41,984	$90,111	$116,560

Earnings (loss) per share: (GAAP)
Basic	$(0.20)	$(0.12)	$(1.54)	$0.19

Diluted	$(0.20)	$(0.12)	$(1.54)	$0.18

Core earnings per share: (Non-GAAP)
Basic	$0.13	$0.20	$0.44	$0.57

Diluted	$0.13	$0.20	$0.43	$0.56

Common shares used in the calculations of earnings (loss) per share (GAAP):
Basic	206,711	205,082	206,557	204,866

Diluted	206,711	205,082	206,557	206,452

Common shares used in the calculations of earnings per share (Non-GAAP):
Basic	206,711	205,082	206,557	204,866

Diluted	207,015	206,043	207,815	206,452